EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Purchase Agreement”) is entered into as of June 22, 2020 (the  “Effective Date”) between General Electric Pension Trust, a New York common law trust (“Seller”), and General Finance Corporation, a Delaware corporation (“Company” and collectively with Seller, the “Parties”).

RECITALS

WHEREAS, Bison Capital Partners V, L.P., a Delaware limited partnership (“Bison”), the Company, GFN U.S. Australasia Holdings, Inc., a Delaware corporation, GFN Asia Pacific Holdings Pty Ltd., an Australian corporation (“GFNAPH”) and GFN Asia Pacific Finance Pty Ltd., an Australian corporation (“GFNAPF”), entered into that certain Amended and Restated Securities Purchase Agreement dated September 19, 2017 (the “Securities Purchase Agreement”) under which GFNAPH and GFNAPF issued a $54 million secured senior promissory note and a $26 million secured senior convertible promissory note (the “Convertible Note” or “Convertible Notes”);

WHEREAS, Bison and Seller entered into an Assignment Agreement dated September 25, 2017 under which Bison sold, assigned and transferred to Seller a 29.8076922308% interest in the original principal balance of the Convertible Note equal to $7,750,000, GFNAPH and GFNAPF issued to Seller a 11.9% million secured senior convertible promissory note in the original principal amount of $7,750,000 (the “GEPT Convertible Note”) and GFNAPH and GFNAPF paid Seller $883,823 of interest under the GEPT Convertible Note (the “Convertible Note Interest”);

WHEREAS, on September 10, 2018 the Company delivered a notice of forced conversion to Seller pursuant to the GEPT Convertible Note that converted the entire principal amount of the GEPT Convertible Note to 911,765 shares of Company common stock (the “Shares”);

WHEREAS, under Section 9.20 of the Securities Purchase Agreement the Company agreed that if a holder of the Convertible Notes did not realize a minimum return of 1.75x on the amount invested in the Convertible Note (the “Minimum Return”) through all payments received under the Convertible Note and the value realized upon the sale of Company Common Stock issued upon conversion of the Convertible Note, the Company would deliver additional cash so that the holder receives the Minimum Return;

WHEREAS, Seller desires to sell, and the Company desires to purchase, the Shares at the price and upon the terms and conditions hereinafter set forth herein, the amounts to be received by Seller for the Shares will count toward the satisfaction of the Minimum Return obligation, and the Parties have agreed that Seller shall accept the other payments described herein in full satisfaction of all obligations of the Company under the GEPT Convertible Note, including, without limitation, the obligation of the Company to pay Seller the Minimum Return; and

WHEREAS, under the Minimum Return provision, the Company owes Seller $13,562,500 (the “Minimum Return Total Amount”) less the $883,823 previously paid as Convertible Note Interest, leaving a difference owed of $12,678,677 (the “Minimum Return Remainder”), which Seller and Company agree will be paid in full satisfaction of the Minimum Return obligation as (i) the purchase price payable for the Shares pursuant to Section 1.1 hereof (the  “Purchase Price”) plus (ii) the payments described in Section 1.2 hereof (the “Minimum Return Payments”);

WHEREAS, the Company’s subsidiary Pac-Van, Inc. will borrow and remit the funds used to pay the Minimum Return Payments under the senior secured credit facility governed by the Amended and Restated Credit Agreement dated as of February 14, 2020 (the “Credit Agreement”) with Wells Fargo Bank, NA and other lenders, and payment of the Minimum Return Payments is subject to certain covenants in the Credit Agreement and the First Supplemental Indenture dated June 18, 2014 (“First Supplemental Indenture”) between the Company and Wells Fargo Bank, NA governing the Company’s 8.125% Senior Notes due 2021; and
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.
SALE AND PURCHASE OF SHARES AND MINIMUM RETURN PAYMENTS

1.1
Sale of Shares.  On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth hereof, Seller is hereby selling to the Company, and the Company is hereby purchasing from Seller, the Shares at the purchase price of $6.40 per share of Common Stock for an aggregate price of $5,835,296.00 (the “Purchase Price”). At the closing that shall occur two business days after the Effective Date (the “Closing”), (i) Seller shall transfer the Shares free and clear of any Encumbrances (as defined below) to the Company through Seller’s brokerage account, (ii) the Company shall deliver the Purchase Price to Seller by wire transfer to the account designated by Seller and (iii) the Company shall deliver to Seller a promissory note, which provides for the payment of the Minimum Return Payments to the Seller in equal installments on October 1, 2020 and January 1, 2021, in the form attached here to as Exhibit A (the “Promissory Note”).  The recitals set forth above are incorporated by reference herein and made an express part of this Purchase Agreement.

1.2
Payment of the Minimum Return Payments.  The Company shall pay Seller the Minimum Return Payments via wire transfer to the account designated by Seller all in accordance with the terms of the Promissory Note; provided, however, that if the payments contemplated by this Section 1.2 and the Promissory Note violate the covenants of the Amended and Restated Credit Agreement dated April 7, 2014, as amended to date, among Wells Fargo Bank, NA, certain other lenders and certain GFN subsidiaries and the First Supplemental Indenture dated June 18, 2014, as amended to date between Wells Fargo Bank,  NA and GFN (the foregoing collectively, the “GFN Debt Agreements”), then the Company shall not make such payments on the dates set forth in the Promissory Note, but such amounts shall accrue interest in accordance with the terms of the Promissory Note until such payments are paid in full (together with all accrued and unpaid interest).

2.
Representations and Warranties of Seller
2.1
Title to Shares.  Seller is the sole beneficial owner of the Shares.  Seller has good and valid title to the Shares, free and clear of any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, agreement, claim or equity of any kind (“Encumbrances”) with full right and lawful authority to sell and transfer the Shares to the Company pursuant to this Purchase Agreement. There are no proxies, voting rights, stockholders’ agreements or other agreements or understandings, to which Seller is a party or by which Seller is bound, with respect to the voting or transfer of the Shares.  Upon the consummation of the transactions contemplated by this Purchase Agreement, Seller shall not own, of record or beneficially, any interest in the Shares or have, by conversion, warrant, option or otherwise, any right or interest in the Shares.  Except under this Purchase Agreement, Seller has not sold, pledged, hypothecated or otherwise transferred any of the Shares or any interest therein to any other individual or legal entity.  Upon payment for the Shares to be purchased from Seller pursuant to the terms of this Purchase Agreement, the Company will acquire good, valid and marketable title thereto, free and clear of all Encumbrances.

2.2
Authorization.  Seller has full legal right, power, capacity, and authority to enter into and perform its obligations under this Purchase Agreement and to consummate the transactions contemplated hereby.  This Purchase Agreement constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms.  There are no agreements, all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards, judgments and decrees applicable to the specified any person, limited liability company, partnership, trust, unincorporated organization, corporation, association, joint stock company, business, group, governmental authority or other entity (each of the foregoing, a “Person”) and to the businesses and assets thereto (“Laws”) or other restrictions of any kind to which Seller is party or subject that would prevent or restrict the execution, delivery or performance of this Purchase Agreement.  No consent or approval of any Person, court or governmental authority is necessary by Seller to transfer the Shares to the Company.  There are no agreements, Laws (defined below) or other restrictions of any kind to which the Seller is party or subject that would prevent or restrict the execution, delivery or performance by the Seller of this Purchase Agreement.  No consent or approval of any Person (defined below), court or governmental authority is necessary by the Seller to sell the Shares or perform its obligations under this Purchase Agreement. “Law” means any foreign, federal, state and local statute, law, ordinance, regulation, rule, resolution, order, determination, writ, injunction, award, judgment or decree of any governmental authority . “Person” means a natural person, limited liability company, partnership, trust, unincorporated organization, corporation, association, joint stock company, business, group, governmental authority or other entity.

2.3
No Conflicts.  The execution, delivery and performance of this Purchase Agreement by Seller, the fulfillment of and the compliance with the respective terms and provisions of this Purchase Agreement, and the consummation of the transactions of this Purchase Agreement, do not and will not (i) conflict with, or violate any provision of, any Law applicable to Seller or (ii) conflict with, or result in any breach of, or constitute a default under, any agreement, arrangement, policy or other requirement that is binding upon Seller or to which Seller is a party or Seller is otherwise subject to.

2.4
Accredited Investor.  Seller is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

2.5
Capable of Evaluating Merits and Risk of Sale.  Seller acknowledges and agrees that:

(a)
Seller has reviewed this Purchase Agreement;

(b)
Seller is represented in the preparation, negotiation and execution of this Purchase Agreement by legal counsel of its own choice;

(c)
Seller is fully capable of evaluating the merits and risks of the sale of the Shares pursuant to this Purchase Agreement;

(d)
Seller understands the terms and consequences of this Purchase Agreement and is fully aware of the legal and binding effect of this Purchase Agreement;

(e)
Seller is not in a disparate bargaining position with the Company;

(f)
Seller has been represented or advised, or has had the opportunity to be represented and advised, by advisors of its own choice, including financial advisors and tax advisors, that can assist it in understanding and evaluating the risks and merits associated with its sale of the Shares pursuant to this Purchase Agreement and its participation in the transactions contemplated by this Purchase Agreement;

(g)
after the Closing, the value of the Shares may increase as a result of a number of factors, including, without limitation (a) changes in the business, financial condition, business relationships or prospects of the Company, or (b) general industry, market or economic conditions;

(h)
(a) the Company and its management may at present be, and may in the future be, exploring potential financing, merger, acquisition, combination or other restructuring, business or strategic alternatives involving the Company that may have an impact on the value of the Shares and (b) Seller shall have no rights (and the Company shall have no obligations to Seller) with respect to the Shares relating to any such transaction that may be consummated by the Company at any time after the date hereof;

(i)
from time to time, the Company may possess material non-public information not known to Seller, including (without limitation) information regarding the business, assets, liabilities, results of operations, financial condition or competitors of the Company (the “Confidential Information”), and that such Confidential Information, if it had been disclosed to Seller, might affect Seller’s decision to sell or the price at which Seller would be willing to sell the Shares;

(j)
Seller has not requested and will not request that the Company or any of the Company’s affiliates disclose to Seller, its representatives or any other party any such Confidential Information, and that none of the Company or any of the Company’s affiliates will have any liability to Seller as a result of such non-disclosure; and

(k)
the Company is relying upon all of the representations and warranties of Seller herein, including the foregoing clauses of this Section 2.5, and would not have executed this Purchase Agreement or otherwise agreed to purchase the Shares in the absence thereof.

3.
REPRESENTATIONS AND WARRANTIES OF BUYER

3.1
Authority.  The Company has full legal right, power, capacity, and authority to enter into and perform its obligations under this Purchase Agreement and to consummate the transactions contemplated hereby.  This Purchase Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.  There are no agreements, Laws or other restrictions of any kind to which the Company is party or subject that would prevent or restrict the execution, delivery or performance by the Company of this Purchase Agreement.  No consent or approval of any Person, court or governmental authority is necessary by the Company to purchase the Shares or perform its obligations under this Purchase Agreement.

3.2
No Conflicts.  The execution, delivery and performance of this Purchase Agreement by the Company, the fulfillment of and the compliance with the respective terms and provisions of this Purchase Agreement, and the consummation of the transactions of this Purchase Agreement, do not and will not (i) conflict with, or violate any provision of, any Law applicable to the Company or (ii) conflict with, or result in any breach of, or constitute a default under, any agreement (including the Credit Agreement and First Supplemental Indenture), arrangement, policy or other requirement that is binding upon the Company or to which the Company is a party or the Company is otherwise subject to.

3.3
Capable of Evaluating Merits and Risk of Purchase.  The Company acknowledges all of the matters acknowledged by Seller in Section 2.5 as if such Section was directed towards the Company.

4.
GENERAL PROVISIONS

4.1
Survival of Representations, Warranties and Covenants.  The warranties, representations and covenants of the Company and Seller contained in or made pursuant to this Purchase Agreement shall not survive the execution and delivery of this Purchase Agreement (and only the covenants that by their terms survive the Closing shall so survive the Closing in accordance with their respective terms) and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company or Seller.

4.2
Release.  Upon receipt of the Purchase Price and both Minimum Return Payments, Seller for itself and its affiliates, successors and assigns hereby irrevocably and expressly forever releases, discharges and waives any claims, rights, causes of action, suits, obligations, debts, demands, liabilities, controversies, costs, expenses, fees, or damages of any kind that may be legally waived (including, but not limited to, any and all claims alleging violations of federal or state securities laws, breach of fiduciary duty, negligence or otherwise), whether known or unknown, directly, indirectly, representatively or in any other capacity, now or hereafter arising, against the Company and the Company’s directors and officers based upon, arising out of, relating to or resulting from any facts, circumstances, acts or omissions from the beginning of time up to the execution and performance of this Purchase Agreement; provided that in no event shall any obligation on the part of the Company to pay the Purchase Price and/or the Minimum Return Payments be released pursuant to the foregoing. Seller expressly acknowledges its understanding and knowledge of the provisions of Section 1542 of the California Civil Code, or under the statutes or common law of any other jurisdiction which has the same or similar effect as the provisions of Section 1542, and, to the extent such section is applicable, hereby expressly waives all rights, benefits and remedies under said section or similar sections.  Section 1542 of the California Civil Code provides: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

4.3
No Third Party Beneficiaries; Successors and Assigns; Amendments and Waivers; Entire Agreement.  The rights and obligations of the parties under this Purchase Agreement may not be assigned or delegated to any third Person without the written consent of the other party, provided that the rights and obligations of the Company under this Purchase Agreement with respect to some or all of the Shares may be assigned to one or more parties in its sole discretion, in which case such assignee shall be deemed to be the Company of such Shares for all purposes under this Purchase Agreement. Except as aforesaid, nothing in this Purchase Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Purchase Agreement, except notwithstanding any assignment by the Company, the Company may rely on the representations and warranties made by the parties in Sections 2 and 3 as though such representations were made directly to the Company.  Any term of this Purchase Agreement may be amended and the observance of any term of this Purchase Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of both Parties. This Purchase Agreement and the documents referred to herein, including the Promissory Note constitute the entire agreement among the Parties with respect to the subject matter hereof and no Party shall be liable or bound to the other Party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

4.4
Governing Law; Consent to Jurisdiction and Venue.  This Purchase Agreement shall be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the Parties.

(a)
Each of the Parties hereby consents and agrees that all actions, suits or other proceedings arising under or in connection with this Purchase Agreement shall be tried and litigated in state or federal courts located in the County of Los Angeles, State of California, which courts shall have exclusive jurisdiction to hear and determine any and all claims, controversies and disputes arising out of or related to this Purchase Agreement.  Notwithstanding the foregoing, nothing contained in this Section 4.4(a) shall preclude either Party from bringing any action, suit or other proceeding in the courts of any other location where the assets of such Party may be found or located or to enforce any judgment or other court order in favor of such Party.
(b)
Each of the Parties hereby (i) irrevocably submits to the jurisdiction of any such court and consents in advance to such jurisdiction in any action, suit or other proceeding commenced in any such court, (ii) waives any right it may have to assert the doctrine of forum non conveniens or any objection that such Person may have based upon lack of personal jurisdiction or improper venue and (iii) consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Each of the Parties hereby waives personal service of the summons, complaint or other process issued in any such action, suit or other proceeding and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to such party at the address set forth below their signature to this Purchase Agreement and that service so made shall be deemed completed upon the earlier of such Person's actual receipt thereof or five days after deposit in the United States mail, proper postage prepaid.

(c)
To the extent permitted under applicable Laws of any such jurisdiction, Company and each of its subsidiaries hereby waives, in respect of any such action, suit or other proceeding, the jurisdiction of any other court or courts that now or hereafter, by reason of such Person's present or future domicile, or otherwise, may be available to it.

(d)
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

4.5
Counterparts.  This Purchase Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.6
 Notices.  All notices, requests, waivers and other communications made pursuant to this Purchase Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth on the signature page hereof; or (c) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the other Party at the address set forth on the signature page hereof, with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.  A party may change or supplement the addresses set forth on the signature page hereof, or designate additional addresses, for purposes of this Section 4.6 by giving the other Party written notice of the new address in the manner set forth above.

4.8
Severability.  If one or more provisions of this Purchase Agreement are held to be unenforceable under applicable Law, such provision shall be excluded from this Purchase Agreement and the balance of the Purchase Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.9
Further Assurances.  Each Party hereto shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Purchase Agreement.

4.10
Acknowledgment.  Each party acknowledges that: (a) it has read this Purchase Agreement; (b) it has been represented in the preparation, negotiation and execution of this Purchase Agreement by legal counsel of its own choice; and (c) it understands the terms and consequences of this Purchase Agreement and is fully aware of the legal and binding effect of this Purchase Agreement.

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first above written.

SELLER:

General Electric Pension Trust,
a New York common law trust

By: SSGA Funds Management, Inc., its Investment Adviser

By: /s/ David B. Stewart
Name: David B. Stewart
Title: Managing Director and Authorized Signatory

Address:
c/o State Street Global Advisors
1600 Summer Street
Stamford, Connecticut 06905

GENERAL FINANCE CORPORATION,
a Delaware corporation

By: /s/ Christopher A. Wilson
Name: Christopher A. Wilson
Title:   General Counsel, Vice President & Secretary

Address:
39 East Union Street
Pasadena, California 91103